UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

              ____________________________________________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported):  October 7, 2004


                            PALOMAR ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)



                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

           000-32829                                    88-0470235
    (Commission File Number)                 (IRS Employer Identification No.)


  1802 N. CARSON ST., NO. 212-2705,                       89701
       CARSON CITY, NEVADA                              (Zip Code)
   (principal executive offices)


                                 (678) 443-2300
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]  Written  communications  pursuant  to  Rule  425  under  the Securities Act

[_]  Soliciting  material  pursuant  to  Rule  14a-12  under  the  Exchange  Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act


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THIS  CURRENT  REPORT  ON  FORM  8-K CONTAINS STATEMENTS REGARDING THE COMPANY'S
INTENTION, BELIEFS, EXPECTATIONS, OR PREDICTIONS, WHICH CONSTITUTE FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS AND STATEMENTS OF EXPECTATIONS, PLANS AND INTENT ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES. ACTUAL RESULTS IN THE FUTURE COULD DIFFER MATERIALLY FROM THOSE DESCRIBED IN THE FORWARD-LOOKING STATEMENTS, AS A RESULT, AMONG OTHER THINGS, OF CHANGES IN TECHNOLOGY, CUSTOMER REQUIREMENTS AND NEEDS. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY THE RESULTS OF ANY REVISIONS TO THESE
FORWARD-LOOKING STATEMENTS THAT MAY BE MADE TO REFLECT ANY FUTURE EVENTS OR CIRCUMSTANCES

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On October 7, 2004, Palomar Enterprises, Inc. (the "Registrant") entered into an Asset Purchase Agreement with Marketshare Recovery, Inc., a Delaware corporation ("Marketshare") (the "Agreement"). Pursuant to the Agreement, the Registrant will sell to Marketshare certain assets of the Registrant's auto finance division, including certain automotive notes and contracts, a business plan and model for an automotive financial services company and a database of potential customers. In exchange for the aforementioned assets of the Registrant's auto finance division and $150,000 in cash, Marketshare will issue to Registrant 646,117 shares of Marketshare's common stock and 1,000,000 shares of Marketshare's Series A Preferred Stock. Each share of Marketshare's Series A Preferred Stock is convertible into 65 shares of Marketshare's common stock.

     Concurrently with the execution of the Agreement, the officers and directors of Marketshare agreed to sell to the Registrant twenty-nine million (29,000,000) shares of Marketshare's common stock for $150,000. In the event the transactions discussed above are consummated, the Registrant will own approximately 85% of the issued and outstanding shares of Marketshare's common stock.

     The consideration which the Registrant will receive pursuant to the Agreement was negotiated at "arms length" and the Registrant's management relied on representations made by Marketshare's management and other documents and information provided to it.

     The Registrant's board of directors considered factors used in similar proposals to determine the amount of consideration appropriate for the disposition of assets. These factors included the relative value of the assets, the present and past operations of Marketshare, the future potential of Marketshare, and the benefit of the transaction to the Registrant's stockholders.

     The Registrant's board of directors determined that the terms of the Agreement are reasonable based upon the above factors. The Registrant's did not seek a third party fairness opinion or any valuation or appraisal of the terms of the transaction. Thus, the Registrant's stockholders will not have the benefit of a third party opinion that the terms of the Agreement are fair from a financial point of view.

ITEM 8.01  OTHER EVENTS

     The Registrant changed its Stock Transfer Company to Continental Stock Transfer and Trust Co. The address of Continental Stock Transfer and Trust Co. is 17 Battery Pl., New York New York 10004, telephone number 212 509-4000.

ITEM 9.01.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     The following exhibits are filed herewith:

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
EXHIBIT NO.                           IDENTIFICATION OF EXHIBIT
-----------                           -------------------------

    10.1     Asset Purchase Agreement dated October 7, 2004 between the Registrant and Marketshare
             Recovery, Inc.

    10.2     Capital Stock Purchase Agreement dated October 7, 2004 between the Selling Shareholders of Marketshare Recovery, Inc. and the Registrant.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2004

                                             PALOMAR ENTERPRISES, INC.


                                             By  /s/ Steve Bonenberger
                                               ---------------------------------
                                               Steve Bonenberger, President


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